Exhibit Index

                  Exhibit No. Description Press Release

99.1 October 4, 2005

Exhibit 99.1



EPICUS COMMUNICATION GROUP, INC., INC.  Plan of Reorganization Confirmed

October 4, 2005
West Palm Beach, Florida

Epicus Communication Group, Inc., Inc., (Epicus), (NASDAQ/BB: EPUCQ) has been operating under the protection of Chapter 11 of the US Bankruptcy Code since October 25, 2004. On Friday September 30, 2005, Judge Paul
G. Hyman, Jr. of the United States Bankruptcy Court, Southern District
of Florida, confirmed Epicus' Plan of Reorganization.   The "Plan" is
expected to be effective within the next 30 days. Epicus President, Gerard Haryman, said, "We, the restructured, reorganized "Epicus Communications Group", look forward to putting our new business plan into effect as soon as possible, and to making major strides toward becoming the sound, profitable participant in the rapidly evolving field of telecommunications that we believe we can be. "


Forward-Looking Statements
--------------------------

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Epicus Communication Group, Inc., are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Epicus Communication Group, Inc., Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Epicus Communication Group, Inc. does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

For Additional Information Contact:
Tom Donaldson, VP
Epicus Communication Group, Inc., Inc
(561) 688-0440
tdonaldson@epicus.com